UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2010

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, the Company received a written notification from NASDAQ of non-compliance with Marketplace Rule 5450(a)(1) because the bid price for the Company’s common stock was below the $1.00 per share minimum requirement for a period of 30 consecutive trading days. After consideration of available remedies to cure this deficiency, the Company has concluded that efforts to secure a continuation of the NASDAQ listing of its common stock were not in its best interests. The Company notified NASDAQ on March 4, 2010 of the Company’s intention to voluntarily delist its common stock, and expects to file a Form 25 with the SEC and NASDAQ on or about March 14, 2010 and that trading of its common stock will be suspended at the open of market trading on the following day. A copy of the Company’s press release describing the reasons for its decision and details of the notification is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d) Exhibit No.	Exhibit Description
99.1	Press Release dated March 4, 2010, titled “AmericanWest Bancorporation Announces Voluntary NASDAQ Delisting of Its Common Stock”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION,
a Washington Corporation

Dated: March 4, 2010	/s/ Patrick J. Rusnak
Patrick J. Rusnak
Chief Executive Officer